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                          U.S. GLOBAL INVESTORS FUNDS

           AMENDMENT NO. 2 TO THE SECOND AMENDED AND RESTATED MASTER
                                TRUST AGREEMENT

         Amendment No. 2 to the Second Amended and Restated Master Trust Agreement of U.S. Global Investors Funds, dated August 16, 2000, made at San Antonio, Texas this 25 day of April, 2007.

         WITNESSETH:

         WHEREAS, Section 7.3 of the Second Amended and Restated Master Trust Agreement dated August 16, 2000 (the "Agreement") of U.S. Global Investors Funds (the "Trust") provides that the Agreement may be amended at any time, so long as such amendment does not adversely affect the rights of any shareholder with respect to which such amendment is or purports to be applicable and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, as amended, by an instrument in writing, signed by an officer of the Trust pursuant to a vote of a majority of the Trustees of the Trust; and

         WHEREAS, a majority of the Trustees of the Trust voted to approve the amendment to Section 7.6 of the Agreement set forth below on April 25, 2007 and authorized an officer of the Trust to execute and file this instrument to reflect such amendment.

         NOW, THEREFORE, the undersigned, a duly elected and serving officer of the Trust, pursuant to the authorization described above, hereby certifies as follows:

         The Trustees have amended Section 7.6 of the Agreement by deleting the section in its entirety and substituting the following new Section 7.6:

                  Section 7.6 Resident Agent. CT Corporation System, 155
                              --------------
                  Federal Street, Suite 700, Boston, MA 02110, is hereby designated as the resident agent of the Trust in Massachusetts.

         The foregoing amendment was approved by the Trustees to become effective immediately upon the date of such approval.

         WITNESS my hand and seal this 25 day of     April              , 2007.
                                                 -----------------------

                                                     /s/ Susan B. McGee
                                                     ------------------
                                                     Secretary

         STATE OF TEXAS    )
                           )        SS:
         COUNTY OF BEXAR   )

         Then personally appeared before me the above named and acknowledged
this instrument to be their act and deed this 25 day of     April     , 2007.
                                                        --------------

         By:  /s/ Martha Kay Kimsey

         NOTARY PUBLIC